                   SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C.  20549




                             FORM 8-K/A-1




                              CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934



    Date of Report (Date of Earliest Event Reported):  December 29, 1995



                 SECURITY NATIONAL FINANCIAL CORPORATION
       (Exact name of registrant as specified in this Charter)



   Utah                                0-9341               87-0345941
(State or other jurisdiction    (Commission File Number)   (IRS Employer
   of incorporation)                                      Identification No.)


5300 South 360 West, Suite 310     Salt Lake City, Utah        84123
------------------------------     --------------------      ----------
(Address of principal executive offices)                     (Zip Code)



  Registrant's Telephone Number, Including Area Code:  (801) 264-1060
                                                       ---------------




                            Does Not Apply
 (Former name or former address, if changed since last report)

ITEM 2.  Acquisition of Civil Service Employees Life Insurance Company

On December 29, 1995, Security National Financial Corporation (the "Company"), through its wholly-owned subsidiary, Capital Investors Life Insurance Company, completed the purchase of all of the outstanding shares of Common Stock (the "Shares") of Civil Service Employees Life Insurance Company, a California corporation, ("CSE Life") from Civil Service Employees Insurance Company, a California corporation and, prior to closing of the transaction, the sole shareholder of CSE Life.

At the time of the transaction, CSE Life was a California domiciled insurance company with total assets of approximately $16.2 million. CSE Life's assets include fixed maturity securities, policy loans, receivables and accrued investment income. CSE Life's total revenues and net income for the period January 1, 1995 to December 29, 1995 was approximately $1.5 million and $213,000 respectively.

As consideration for the purchase of the Shares of CSE Life, the Company provided Civil Service Employees Insurance Company at closing with the following: (i) $4,137,000 in cash, and (ii) a Promissory Note in the amount of $1,063,000. Interest on the Note is to be paid on the unpaid principal balance at the rate equal to 7% per annum. The principal amount is to be repaid in seven equal annual payments of $151,857.14, beginning on December 29, 1996. Accrued interest is to be paid annually beginning on December 29, 1996. The cash portion of the purchase price for the Shares came from the Company's internal funds.

Following the completion of the purchase of CSE Life, the Company merged CSE Life into Capital Investors Life Insurance Company on December 29, 1995. The Company intends to continue operating Capital Investors Life Insurance Company as the surviving insurance company, which, as of December 31, 1995, includes the assets of CSE Life.

ITEM 7.  Financial Statements and Exhibits.

   (a)   The following financial statements of Civil Service Employees Life
         Insurance Company are included herein:
         Report of Independent Auditors
         Balance Sheet as of December 29, 1995
         Statement of Income for the period January 1, 1995 to December 29,
         1995
         Statement of Shareholder's Equity for the period January 1, 1995 to
         December 29, 1995
         Statement of Cash Flows for the period January 1, 1995 to December
         29, 1995
         Notes to Financial Statements

   (b)   The following pro forma statements of Security National Financial
         Corporation are included herein:
         Pro Forma Condensed Consolidated Balance Sheet as of December 31,
         1995 (unaudited)
         Pro Forma Condensed Consolidated Statement of Income for the year ended December 31, 1995 (unaudited)
         Notes to Pro Forma Condensed Consolidated Financial Statements
         (unaudited)

   (c)  Exhibits

      1.  Stock Purchase Agreement among Capital Investors Life Insurance
          Company, Security National Financial Corporation, CSE Life and
          Civil Service Employees Insurance Company.*

      2. Promissory Note between Security National Financial Corporation, as maker, and Civil Service Employees Insurance Company, as payee.*

      3.  Articles of Merger of CSE Life into Capital Investors Life Insurance
          Company.*

      4.  Agreement and Plan of Merger of CSE Life into Capital Investors Life
          Insurance Company.*

      * Incorporated by reference from Report on Form 8-K, as filed on January 16, 1996.


                            SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

              SECURITY NATIONAL FINANCIAL CORPORATION
                           (Registrant)




Date:  March 13, 1996         By:  Scott M. Quist
                                   First Vice President, General Counsel
                                   and Treasurer

                         Report of Independent Auditors


Board of Directors
Civil Service Employees Life Insurance Company


We have audited the accompanying balance sheet of Civil Service Employees Life Insurance Company ("CSE Life") as of December 29, 1995, and the related statements of income, shareholder's equity, and cash flows for the period January 1, 1995 to December 29, 1995. These financial statements are the responsibility of CSE Life's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Civil Service Employees Life Insurance Company at December 29, 1995, and the results of its operations and its cash flows for the period January 1, 1995 to December 29, 1995, in conformity with generally accepted accounting principles.


                                          ERNST & YOUNG LLP

Salt Lake City, Utah
February 23, 1996


             CIVIL SERVICE EMPLOYEES LIFE INSURANCE COMPANY
                             BALANCE SHEET
                           December 29, 1995



ASSETS
Investments
   Fixed maturity securities held-to-maturity,
      at amortized cost (fair value $14,152,134)            $13,814,807
   Policy loans                                                 372,118
                                                            -----------
                                                             14,186,925

Cash                                                          1,779,228
Accrued investment income                                       207,420
Other assets                                                     20,379
                                                            -----------
                                                            $16,193,952
                                                            ===========

LIABILITIES AND SHAREHOLDER'S EQUITY

LIABILITIES
Future life and annuity benefits                            $11,776,046
Accounts payable                                                 40,956
Other liabilities                                                37,444
                                                            -----------
                                                             11,854,446
                                                            -----------

Commitments and Contingencies

SHAREHOLDER'S EQUITY

Common Stock, $100 par value:
   Authorized - 100,000 shares
   Issued and outstanding - 11,500 shares                     1,150,000
Additional paid-in capital                                    1,150,000
Retained earnings                                             2,039,506
                                                            -----------

                                                              4,339,506
                                                            -----------
                                                            $16,193,952
                                                            ===========

See notes to financial statements.


             CIVIL SERVICE EMPLOYEES LIFE INSURANCE COMPANY
                          STATEMENT OF INCOME
           FOR THE PERIOD JANUARY 1, 1995 TO DECEMBER 29, 1995


REVENUES
   Insurance premiums and other considerations              $   364,515
   Net investment income                                      1,008,760
   Realized gains on investments                                 87,194
   Other                                                         41,156
                                                             ----------
                                                              1,501,625
                                                             ----------
BENEFITS AND EXPENSES
   Policy benefits and claims                                   783,451
   Underwriting, acquisition, and
     insurance expenses                                         505,264
                                                            -----------
                                                              1,288,715
                                                            -----------

NET INCOME                                                  $   212,910
                                                            ===========
NET INCOME PER SHARE                                             $18.51
                                                                 ======

See notes to financial statements.


               CIVIL SERVICE EMPLOYEES LIFE INSURANCE COMPANY
                      STATEMENT OF SHAREHOLDER'S EQUITY




                   Common Stock       Additional     Total
                Shares                  Paid-In     Retained   Shareholder's
               Issued       Amount      Capital     Earnings      Equity
              -------      -------     --------    ---------   -------------
Balance at
   January 1,
     1995     11,500    $1,150,000    $1,150,000    $1,826,596   $4,126,596

  Net income                                           212,910      212,910
             -------    ----------    ----------    ----------   ----------
Balance at
  December 29,
    1995      11,500    $1,150,000    $1,150,000    $2,039,506   $4,339,506
            ========    ==========    ==========    ==========   ==========

See notes to financial statements.


                  CIVIL SERVICE EMPLOYEES LIFE INSURANCE COMPANY
                            STATEMENT OF CASH FLOWS
               FOR THE PERIOD JANUARY 1, 1995 TO DECEMBER 29, 1995



OPERATING ACTIVITIES
Net income                                                 $212,910
Adjustments to reconcile net income
   to net cash provided by operating activities:
      Future life and annuity benefits                      571,017
      Gain on calls and amortization of
          investments                                       (10,773)
      Change in accrued investment income
         and other assets                                    39,450
      Change in accounts payable and other liabilities      (37,392)
                                                          ---------
Net cash provided by operating activities                   775,212
                                                          ---------

INVESTING ACTIVITIES
Purchases of investments                                 (2,504,549)
Investments called or sold at maturity                    3,905,409
Net change in policy loans                                  (23,793)
                                                        -----------
Net cash provided by investing activities                 1,377,067
                                                        -----------

FINANCING ACTIVITIES
Annuity  receipts                                           675,922
Annuity withdrawals                                      (1,867,126)
                                                        -----------
Net cash used in financing activities                    (1,191,204)
                                                        -----------

Net increase in cash                                        961,075
Cash at January 1, 1995                                     818,153
                                                         ----------
Cash at December 29, 1995                                $1,779,228
                                                         ==========

See notes to financial statements.


NOTES TO FINANCIAL STATEMENTS

NOTE 1 - ACCOUNTING POLICIES

Nature of Business:  Civil Service Employees Life Insurance Company
("CSE Life") was acquired by Security National Financial Corporation on December 29, 1995, from Civil Service Employees Insurance Company. Following the completion of the purchase of CSE Life, Security National Financial Corporation merged CSE Life into Capital Investors Life Insurance Company ("Capital Investors"), a wholly-owned subsidiary of Security National Financial Corporation on December 29, 1995. Prior to that date, CSE Life's primary business was the marketing, underwriting and servicing of life insurance products in the State of California.

The preparation of financial statements of CSE Life requires management to make estimates and assumptions that affect amounts reported in the financial statements and accompanying notes. Such estimates and assumptions could change in the future as more information becomes known, which could impact the amounts reported and disclosed herein.

Basis of Presentation: The accompanying financial statements have been prepared in accordance with generally accepted accounting principles (GAAP) which differ from statutory accounting practices prescribed or permitted by regulatory authorities.

Investments: Fixed maturity securities are reported at cost, adjusted for amortization of premium or discount and other-than-temporary market value declines. The amortized cost of such investments differs from their market values; however, management has the ability and intent to hold these investments to maturity. Policy loans are reported at the aggregate unpaid principal balances. Realized gains and losses on sales of investments are recognized in net income on the specific identification basis.

Recognition of Revenues: Premiums for traditional life insurance products, which include those products with fixed and guaranteed premiums and benefits and consist principally of term life insurance policies, are recognized as revenues when due. Revenues for interest-sensitive policies and for investment products, consisting of deferred annuities, consist of policy charges for the cost of insurance, policy administration charges, and surrender charges assessed against policyholder account balances during the period.

Future Life and Annuity Benefits: The liability for future life benefits is based on assumed future investment yields, mortality rates and withdrawal rates giving effect to possible risk of adverse deviation. Investment yield assumptions are graded and range from 4 1/2% to 10%. Benefits include the amount of policy claims incurred during the period.

The liability for future annuity benefits consists of accumulated policy values before applicable surrender charges. Benefits include amounts incurred in the period in excess of the related liability for future benefits and interest credited to policy account values. Interest for annuity products has been credited at rates which ranged from 2 1/2% to 6 1/8%.

Income Taxes: Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS No. 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Reinsurance: Amounts recoverable from reinsurers for future life and annuity benefits are estimated in a manner consistent with the related liabilities associated with the reinsured policies.

Income per Share of Common Stock: Income per share of common stock is based on the weighted average number of shares of common stock outstanding of 11,500.

Cash:  Cash includes cash on hand and demand deposits.

NOTE 2 - INVESTMENTS

Major categories of investment income are summarized as follows:


   Fixed maturity securities                             $   985,189
   Policy loans                                               17,225
   Other                                                      46,254
                                                         -----------
                                                           1,048,668

   Investment expenses                                        39,908
                                                         -----------
   Net investment income                                 $ 1,008,760
                                                         ===========

Proceeds from sale of fixed maturity securities totaled $3,905,409. Gross gains and losses realized on such sales were $151,164 and $63,970, respectively.

At December 29, 1995, CSE Life did not have any unrated or less-than-investment grade debt securities, and no investment in any person or its affiliates exceeded 10% of shareholder's equity.

CSE Life is required to maintain funds on deposit with various regulatory authorities to comply with applicable state insurance regulations. Fixed maturity securities totaling $1,632,780 at December 29, 1995, were on deposit with the State Insurance Department of California to comply with those requirements.

The amortized cost and estimated fair value of fixed maturity securities at December 29, 1995 are summarized below. The fair values for fixed maturity securities are based on quoted market prices.


                                      Gross        Gross
                        Amortized   Unrealized   Unrealized        Fair
                          Cost        Gains        Losses          Value
                       ---------   ----------   ----------        -------
Corporate bonds      $  3,662,166  $  56,483    $   (195)      $  3,718,454
U.S. government
  obligations
  not backed by
   loans                7,618,961    320,619     (39,580)         7,900,000
Mortgage-backed
   securities           2,533,680      --           --            2,533,680
                     ------------  ---------   ---------       ------------
                     $ 13,814,807  $ 377,102   $ (39,775)      $ 14,152,134
                     ============  =========   =========       ============

The amortized cost and fair values of fixed maturity securities at December 29, 1995, by contractual maturity, are shown below. Actual maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                   Amortized             Fair
                                     Cost                Value
                                   ---------           ----------
   1996                         $   507,061           $   507,061
   1997 - 2000                    5,623,566             5,748,893
   2006 and after                 5,150,500             5,362,500
                                -----------           -----------
                                 11,281,127            11,618,454
   Mortgage-backed securities     2,533,680             2,533,680
                                -----------           -----------
                                $13,814,807           $14,152,134
                                ===========           ===========

NOTE 3 - TRANSACTIONS WITH AFFILIATES

CSE Life and its former affiliate, Civil Service Employees Insurance Company, shared common officers, directors, employees, and facilities. CSE Life reimbursed Civil Service Employees Insurance Company for all direct expenses incurred, as well as the allocated expenses for the shared employees and facilities. CSE Life also paid a fixed quarterly management fee. The expenses allocated to CSE Life are managements' best estimate of the costs that would have been incurred if CSE Life had operated as an unaffiliated entity. Underwriting, acquisition, and insurance expenses in the accompanying statement of income primarily represent amounts paid to Civil Service Employees Insurance Company under these arrangements.

NOTE 4 - FEDERAL INCOME TAXES

Federal income tax expense consists of the following components:

   Current                                $ 0
   Deferred                                 0
                                          ---
      Total                               $ 0
                                          ===

The reconciliation of income tax computed at the U.S. federal statutory tax rates to income tax expense is:


   Tax at U.S. statutory rates        $ 72,000
      Benefit of net operating loss    (72,000)
                                      --------
   Federal tax expense                $      0
                                      ========

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets at December 29, 1995, are presented below. There are no significant deferred tax liabilities at December 29, 1995.



Deferred tax assets:
  Difference between book and
    tax bases of:
      Life policies and contracts                   $ 44,000
      Deferred policy acquisition costs               46,000
      Net operating loss                             259,000
                                                   ---------
         Total deferred tax assets                   349,000
         Valuation allowance                        (349,000)
                                                   ---------
         Net deferred tax asset                    $       0
                                                   =========

A portion of CSE Life's income earned prior to 1984 was not subject to current taxation but was accumulated, for tax purposes, in a "policyholders' surplus account." Under provisions of the Tax Reform Act of 1984, the policyholders' surplus account was frozen at its December 31, 1983 balance. That amount is not taxable unless it exceeds certain limitations under the Internal Revenue Code. At December 29, 1995, the balance in the policyholders' surplus account was $246,971. CSE Life does not intend to take actions nor does it expect any events to occur that would cause tax to be payable on this amount;
therefore, no income tax provision has been made for those purposes.
However, if such taxes were assessed, the amount would be approximately
$85,000.

CSE Life has net operating loss carryforwards for tax purposes of approximately $760,000. Such losses will begin to expire if unused by 2001. The acquisition of CSE Life by Security National Financial Corporation creates an "ownership change" under Section 382 of the Internal Revenue Code ("IRC"). Utilization of the net operating losses may be subject to substantial annual limitations due to the "change in ownership" provisions of the IRC. Additionally, all of the net operating loss carryforwards described above originated in a separate return limitation year and may only offset CSE
Life's taxable income.

NOTE 5 -- REINSURANCE

CSE Life is involved in a variety of reinsurance arrangements, whereby it has ceded a portion of its exposure for life policies. Ceded insurance is treated as a risk and liability of the assuming companies. The portion of risks exceeding CSE Life's retention limit is reinsured with other insurers. Reinsured risks would give rise to liability to CSE Life only in the event that the reinsuring company might be unable to meet its obligations under the reinsurance agreement in force, as CSE Life remains ultimately liable for such obligations. For the period January 1, 1995 to December 29, 1995, reinsurance premiums and recoveries totaled approximately $180,000 and $125,000, respectively.

NOTE 6 - SHAREHOLDER'S EQUITY

Generally, the net assets of CSE Life available for transfer to Security National Financial Corporation are limited to the amounts that CSE Life's net assets, as determined in accordance with statutory accounting practices, exceed minimum statutory capital requirements; however, payments of such amounts as dividends may be subject to approval by regulatory authorities. As a result of such restrictions, CSE Life generally may not pay a dividend without prior approval of the regulatory authorities.

NOTE 7 - STATUTORY NET INCOME, CAPITAL AND SURPLUS

Shareholder's equity and net income, as reported to the California Department of Insurance in accordance with its prescribed or permitted statutory accounting practices, for CSE Life as of December 31, 1995, are summarized as follows:

Shareholder's equity:                       $4,293,594

Net income:                                 $  276,947

The California Insurance Department imposes minimum risk-based capital requirements on insurance enterprises that were developed by the National
Association of Insurance Commissioners ("NAIC"). The formulas for determining the amount of risk-based capital ("RBC") specify various weighted factors that are applied to financial balances or various levels of activity based on the perceived degree of risk. Based on calculations using the appropriate NAIC formula, CSE Life exceeded the RBC requirements at December 31, 1995.


NOTE 8 - COMMITMENTS AND CONTINGENCIES

In the normal course of business, CSE Life is involved in various pending or threatened proceedings, which involve routine litigation relating to insurance risk underwritten by CSE Life and other contractual matters.
Management of CSE Life does not believe any of the pending or threatened proceedings will have a material effect on CSE Life's financial statements or results of operations.

NOTE 9 - DISCLOSURE ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

The fair values of investments in fixed maturity securities along with methods used to estimate such values are disclosed in Note 2. The following methods and assumptions were used by CSE Life in estimating the "fair value" disclosures related to other significant financial instruments:

Cash: The carrying amounts reported in the accompanying balance sheets for these financial instruments approximate their fair values.

Policy Loans: The fair values are estimated using interest rates currently being offered for similar loans to borrowers with similar credit ratings.
The carrying amounts reported in the accompanying balance sheets for these financial instruments approximate their fair values.

Deferred Annuities: The fair values for CSE Life's liabilities for deferred annuity contracts are estimated based on the contracts' cash surrender values. At December 29, 1995, the fair and reported value of deferred annuities are $9,070,731 and $9,348,557, respectively.

The fair values for CSE Life's insurance contracts other than annuity contracts are not required to be disclosed. However, the fair values of liabilities under all insurance contracts are taken into consideration in CSE Life's overall management of interest rate risk, such that CSE Life's exposure to changing interest rates is minimized through the matching of investment maturities with amounts due under insurance contracts.


ITEM 7(b) - PRO FORMA FINANCIAL INFORMATION

On December 29, 1995, Security National Financial Corporation (the "Company"), through its wholly-owned subsidiary, Capital Investors Life Insurance
Company, completed the purchase of all of the outstanding shares of Common
Stock (the "Shares") of Civil Service Employees Life Insurance Company, a
California corporation, ("CSE Life") from Civil Service Employees Insurance
Company, a California corporation and, prior to closing of the transaction, the sole shareholder of CSE Life.

At the time of the transaction, CSE Life was a California domiciled insurance company with total assets of approximately $16.2 million. CSE Life's assets include fixed maturity securities, policy loans, receivables and accrued investment income. CSE Life's total revenues and net income for the period
January 1, 1995 to December 31, 1995, was approximately $1.5 million and
$213,000, respectively.

As consideration for the purchase of the Shares of CSE Life, the Company provided Civil Service Employees Insurance Company at closing with the following: (i) $4,137,000 in cash, and (ii) a Promissory Note in the amount of $1,063,000. Interest on the Note is to be paid on the unpaid principal balance at the rate equal to 7% per annum. The principal amount is to be repaid in seven equal annual payments of $151,857.14, beginning on December
29, 1996. Accrued interest is to be paid annually beginning on December 29, 1996. The cash portion of the purchase price for the Shares came from the Company's internal funds.

Following the completion of the purchase of CSE Life, the Company merged CSE
Life into Capital Investors Life Insurance Company on December 29, 1995.
The Company intends to continue operating Capital Investors Life Insurance
Company as the surviving insurance company, which as of December 31, 1995, includes the assets of CSE Life.

The accompanying unaudited pro forma condensed consolidated financial statements give effect to the acquisition of CSE Life by the Company. The adjustments to the pro forma condensed consolidated balance sheet are as of the acquisition date of December 29, 1995, while the adjustments to the pro forma condensed consolidated statements of income assume that the acquisition was consummated on January 1, 1995. The pro forma adjustments and the assumptions on which they are based are described in the accompanying notes to pro forma condensed consolidated financial statements.

The pro forma information for the Company is taken from the Company's 1995 financial records. The pro forma information for CSE Life is obtained from the financial statements presented elsewhere in this Form 8-K filing.
The pro forma condensed consolidated financial statements are presented for illustrative purposes only.

The pro forma condensed consolidated financial statements are not necessarily indicative of the results that actually would have occurred if the acquisition had been in effect as of and for the period presented or that may be achieved in periods subsequent to the acquisition.



           Security National Financial Corporation
        Pro Forma Condensed Consolidated Balance Sheet
                    December 31,1995
                     (In Thousands)
                       (Unaudited)




                         Security    Civil Service
                         National      Employees
                        Financial        Life       Pro Forma    Pro Forma
                       Corporation    Insurance    Adjustments  Consolidated
                       -----------   ------------- -----------  ------------
Fixed maturities
   at amortized cost   $   37,188    $   13,815    $    337  (b) $    51,340
Equity securities at
   market                   4,556                                      4,556
Mortgage loans             10,435                                     10,435
Other invested assets      11,125           372                       11,497
                       ----------    ----------    --------      -----------
Total investments          63,304        14,187         337           77,828
Restricted assets           2,987                                      2,987
Cash                       10,068         1,779      (4,137) (a)       7,710
Receivables, net           24,177                                     24,177
Land and improvements       7,568                                      7,568
Deferred acquisition
   costs and cost
   of insurance
   acquired                 7,845                       673  (c)       8,518
Property, plant and
   equipment, net           6,432             1                        6,433
Other assets                2,765           227                        2,992
                       ----------    ----------   ---------       ----------
   Total assets         $ 125,146    $   16,194   $  (3,127)      $  138,213
                       ==========    ==========   =========       ==========


Policyholder
   obligations          $  65,092    $   11,776   $                $   76,868
Bank loans payable         22,866                                      22,866
Notes and contracts
   payable                  3,200                     1,063  (a)        4,263
Estimated future costs
   of pre-need sales        6,066                                        6,066
Other liabilities           5,901            78         150  (a)         6,129
                        ---------    ----------   ---------        -----------
   Total liabilities      103,125        11,854       1,213            116,192
                        ---------    ----------   ---------        -----------

Common stock                8,185         1,150      (1,150) (d)         8,185
Paid in capital             7,342         1,150      (1,150) (d)         7,342
Unrealized appreciation
   on investments             485                                          485
Retained earnings           7,648         2,040      (2,040) (d)         7,648
Treasury stock at cost     (1,639)                                      (1,639)
                         --------     ---------    --------         ----------
   Total stockholders'
     equity                22,021         4,340      (4,340)            22,021
                         --------     ---------    --------         ----------
   Total liabilities
     and stockholders'
     equity            $  125,146    $   16,194  $   (3,127)        $  138,213
                       ==========    ==========  ==========         ==========

See notes to pro forma condensed consolidated financial statements.


                           Security National Financial Corporation
                   Pro Forma Condensed Consolidated Statement of Income
                      For the Twelve Months Ended December 31, 1995
                                   (In Thousands)
                                    (Unaudited)


                        Security      Civil Service
                        National       Employees
                        Financial        Life         Pro Forma    Pro Forma
                       Corporation     Insurance     Adjustments  Consolidated
                       -----------    -------------  -----------  ------------
Revenue:
Premiums               $    5,853      $    365       $            $    6,218
Investment income           6,680         1,009          (290) (g)      7,365
                                                          (34) (f)
Realized gains                332            87                           419
Mortuary and
   cemetery income          8,238                                       8,238
Other                       5,015            41                         5,056
                        ---------      --------       -------        --------
   Total revenue           26,118         1,502          (324)         27,296
                        ---------      --------       -------        --------
Benefits and Expenses
Death and policy
   benefits                 4,355           225                         4,580
Increase in reserve
   for future policy
    benefits                1,814           559                         2,373
Amortization of DPAC        1,180                          67  (i)      1,247
General and
  administrative
    expenses               12,988           505          (400) (h)     13,093
Interest Expense            1,208                          74 (e)       1,282
Cost of mortuary and
   cemetery lots and
    services                2,314                                       2,314
                        ---------      ---------      --------       --------
   Total benefits
     and expenses          23,859         1,289           (259)        24,889
                        ---------      --------       --------        -------
Earnings before income
   tax expense              2,259           213            (65)         2,407
Income tax expense            619                                         619
Minority interest              20                                          20
                        ---------     ---------       ---------     ---------
Net earnings            $   1,660     $     213       $    (65)     $   1,808
                        =========     =========       ========      =========
Earnings per share          $0.45                                       $0.49
                            =====                                       =====
Average number of
  shares outstanding        3,686                                       3,686
                        =========                                   =========

See notes to pro forma condensed consolidated financial statements

                  Security National Financial Corporation
                        Notes to Pro Forma Condensed
                     Consolidated Financial Statements
                                (Unaudited)



Note 1.   BASIS OF PRESENTATION

The accompanying unaudited pro forma condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for pro forma financial information and with the instructions to Form 8-K and Article 11 of Regulation S-X. The acquisition will be accounted for as a purchase by the Company. The pro forma adjustments presented are estimates as of the periods presented and do not necessarily reflect the actual amounts that will be booked on the actual purchase date and subsequent periods. In the opinion of management all significant adjustments required for an appropriate pro forma presentation have been included.

Note 2. PRO FORMA ADJUSTMENTS

The following pro forma adjustments are made to the unaudited consolidated condensed balance sheet as of the date of December 29, 1995 (effective December 31, 1995). Reference letters correspond to those on the statement.

   a. To reflect cash paid and the note payable to the Civil Service Employees Insurance Company and accrued acquisition expenses.

   b. To adjust assets of CSE Life to market value as of the date of acquisition.

   c. To establish a new asset representing the present value of future profits on the insurance contracts acquired.

   d. To eliminate CSE Life's historical equity.

The following pro forma adjustments are made to the unaudited condensed consolidated statements of income as if CSE Life's acquisition and related transactions occurred at the beginning of the periods presented.
Reference letters correspond to those presented on the statements.

   e. To reflect the Company's interest expense on the $1,063,000 note payable to partially finance CSE Life's acquisition.

   f. To reflect the amortization of premiums and accretion of discounts on investments based on purchased values.

   g. To reflect investment income lost on the $4,137,000 cash paid by the Company to finance the acquisition of CSE Life.

   h. To reflect decreases in operating expenses due to moving CSE Life's administrative functions to Salt Lake City, Utah and combining such activities with the Company.

   i. To reflect the amortization of the cost of insurance acquired.